UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

SCM MICROSYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCM MICROSYSTEMS, INC.

NOTICE OF

2004 ANNUAL MEETING OF STOCKHOLDERS
June 16, 2004

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of SCM Microsystems, Inc., a Delaware corporation, will be held on Wednesday, June 16, 2004, at 10:00 a.m., local time, at SCM corporate headquarters, 466 Kato Terrace, Fremont, California 94539, for the following purposes:

1. To elect three Class III directors to serve until the expiration of the term of their respective classes or until their respective successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2004; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders of SCM are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on April 19, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. To assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the Annual Meeting in person may vote in person even if he, she or it previously returned a proxy.

Sincerely,

SCM MICROSYSTEMS, INC.

STEVEN L. MOORE
Secretary

Fremont, California

April 20, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY

SCM MICROSYSTEMS, INC.
PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS June 16, 2004
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF CLASS III DIRECTORS
MATTERS RELATING TO THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
FEES BILLED TO COMPANY BY DELOITTE & TOUCHE LLP DURING FISCAL 2003 AND 2002
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
ANNEX A

SCM MICROSYSTEMS, INC.

PROXY STATEMENT

FOR
2004 ANNUAL MEETING OF STOCKHOLDERS
June 16, 2004

       The enclosed proxy is solicited on behalf of SCM Microsystems, Inc. for use at our 2004 Annual Meeting of Stockholders to be held on Wednesday, June 16, 2004, at 10:00 a.m., local time, at SCM corporate headquarters, 466 Kato Terrace, Fremont, California 94539, or any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying notice of 2004 Annual Meeting of Stockholders.

      These proxy solicitation materials will be mailed on or about April 23, 2004 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

      Our Board of Directors has fixed the close of business on April 19, 2004 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Shares Outstanding

      As of April 15, 2004, we had issued and outstanding 15,967,339 shares of Common Stock, par value $0.001 per share. For information regarding holders of more than 5% of the outstanding Common Stock, see “Securities Ownership of Certain Beneficial Owners and Management.”

Voting Rights

      Each stockholder of record on the Record Date will be entitled to one vote per share of Common Stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting. The election of directors shall be determined by a plurality of the votes cast: each stockholder will be entitled to vote for three nominees to our Board of Directors, and the three nominees with the greatest number of votes will be elected to the Board of Directors. All other matters shall be determined by a majority of the votes cast, except as otherwise required by law. No stockholder will be entitled to cumulate votes at the Annual Meeting for the election of any members of our Board of Directors.

Voting Procedures

      The required quorum for the transaction of business at the Annual Meeting is one-third of the shares of our Common Stock issued and outstanding on the Record Date. Shares voted “FOR,” “AGAINST” or “WITHHELD” from a matter voted upon by the stockholders at the Annual Meeting will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business, and will also be treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to any such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal submitted for consideration of the stockholders at the Annual Meeting. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal. Consequently, votes “AGAINST” and “WITHHELD” and abstentions will have no effect on the election of the Class III directors and will be counted as votes against the proposal to ratify the appointment of Independent Public Accountants.

Solicitation of Proxies

      The cost of soliciting any proxies will be borne by the Company. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist with solicitation at customary rates (approximately $11,000), plus reimbursement for out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing the beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.

      The Company will send a single copy of the proxy statement and Annual Report on Form 10-K to a household, even if more than one stockholder resides there. Separate proxy cards for each stockholder are included in these combined mailings. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, but wish to receive additional copies, we will deliver multiple copies for some or all accounts upon your request, either by calling SCM Microsystems at +1 510-360-2302 or by emailing us at ir@scmmicro.com. If you are not a registered shareholder and your shares are held by a broker or bank, you will need to call that entity to request multiple copies of these documents.

Revocability of Proxies

      The enclosed proxy is revocable by the person or institution delivering such proxy at any time before it is voted at the Annual Meeting either by delivering to us a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a person or institution that has executed and returned a proxy is present in person at the Annual Meeting and wishes to vote thereat, such person or institution may elect to do so by notifying the Inspector of Elections and thereby suspend the power of the proxy holders to vote the proxy previously delivered by such person or institution. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us.

Stockholder Proposals for 2005 Annual Meeting of Stockholders

      Stockholder proposals which are intended to be presented by our stockholders at our 2005 Annual Meeting must be received by us no later than December 31, 2004 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PROPOSAL ONE: ELECTION OF CLASS III DIRECTORS

      Our Board of Directors is divided into three classes with staggered three-year terms. Currently, our Board consists of eight directors, of which three directors serve in Class I, two directors serve in Class II, and three directors serve in Class III. Subject to transition provisions, each director elected at each such meeting will serve for a three-year term ending on the date of the third annual meeting after his or her election and until his or her successor has been elected and duly qualified.

      The Nominating Committee of the Board of Directors has selected, and the Board of Directors has approved, the three persons named below for election as Class III directors at the 2004 Annual Meeting. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the three nominees named below, each of whom currently serves as a director of the Company. In the event that any of the nominees named below is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holders named in the enclosed proxy will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We do not expect, however, that any of the nominees named below will be unable or will decline to serve as a director at the Annual Meeting.

      Stockholders may not cumulate votes for the election of directors.

Nominees to the Board of Directors

      The names of the three Class III nominees for director and certain information about each of them are set forth in the table below. The names of, and certain information about, the current Class I and Class II directors and certain executive officers of the Company are also set forth below. The ages listed below are as of March 31, 2004.

			Director
Name	Age	Position	Since

NOMINEES FOR CLASS III DIRECTORS
Manuel Cubero(2)(4)	40	Director	2002
Hagen Hultzsch(1)(3)(4)	63	Director	2002
Robert Schneider	55	Chief Executive Officer and Director	1990
CONTINUING CLASS I DIRECTORS
Steven Humphreys(3)	42	Chairman of the Board	1996
Oystein Larsen	43	Director	1998
Ng Poh Chuan(1)	42	Director	1995
CONTINUING CLASS II DIRECTORS
Simon Turner (1)(2)(3)	52	Director	2000
Andrew Vought(1)(2)	49	Director	1996
OTHER CONTINUING EXECUTIVE OFFICERS
Colas Overkott	41	Executive Vice President, Sales and Marketing	N/A
Steven L. Moore	49	Chief Financial Officer and Secretary	N/A

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating Committee

(4)	Member of Advisory Committee

Class III Directors Nominated for Election at the 2004 Meeting

      Dr. Manuel Cubero has served as a Director of SCM since April 2002. Since November 2003, Dr. Cubero has served as Vice President, Digital TV for Kabel Deutschland, the largest cable network operator in Europe. From January 2002 to October 2003, he was a consultant for the media, IT and telecom markets with Egon Zehnder International, an international management consultant firm based in Hamburg, Germany. From April 2000 to June 2001, he was Managing Director of “alloo AG,” an Internet gaming company that he co-founded, based in Salzburg, Austria. From January 1994 to March 2000, he held various senior management positions with the Kirch Group, the largest television broadcast company in Germany, including co-chairman of the commercial module requirements committee of the European Digital Video broadcasting project for five years and Managing Director of the technology investment division of the company. Dr. Cubero holds a M.S. and PhD degrees in physics from the Technical University in Darmstadt, Germany and an M.B.A. from INSEAD in Fontainbleau, France.

      Dr. Hagen Hultzsch has served as a Director of SCM since August 2002. Dr. Hultzsch currently sits on the board of more than 20 technology companies and academic institutions in the U.S. and Europe, including RiT Technologies, TranSwitch Corporation and VPIsystems Corporation. From 1993 until his retirement in 2001, Dr. Hultzsch served as a member of the Board of Management for Deutsche Telekom’s technical services division. From 1988 to 1993, he was corporate executive director for Volkswagen AG, where he was responsible for Organization and Information Systems. Dr. Hultzsch holds M.S. and PhD degrees in nuclear physics from the University of Mainz, Germany.

      Robert Schneider founded SCM in May 1990 as President, Chief Executive Officer, General Manager and Chairman of the Board and has served as a Director since that time. He has served as our Chief Executive Officer since April 2000 and also previously held that position from May 1990 to January 1997. Mr. Schneider served as our President and Chairman of the Board from May 1990 until July 1996, and also served as our Chairman of the Board from January 1997 until April 2000. Prior to founding SCM, Mr. Schneider held various positions at Intel Corporation. Mr. Schneider holds a B.S. degree in engineering from HTBL Salzburg and a B.A. degree from the Akademie for Business Administration in Ueberlingen.

Class I Directors whose Terms Expire in 2005

      Steven Humphreys has served as Chairman of the Board of Directors of SCM since April 2000. Since 2003, Mr. Humphreys has served as chairman of Robotic Innovations International, Inc. (RIII), a developer of technologies for broad-based applications of robotics, service automation and automated companion devices. From October 2001 to October 2003, he served as Chairman and Chief Executive Officer of ActivCard Corporation, a provider of digital identity management software. From July 1996 to October 2001, Mr. Humphreys was an executive officer of SCM, serving as President and Chairman of the Board from July 1996 until December 1996, at which time he became Chief Executive Officer and served as President and Chief Executive Officer until April 2000. Previously, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric in a variety of positions. Mr. Humphreys is also a director of several privately held companies and from October 2001 to December 2003 was a director of ActivCard. Mr. Humphreys holds a B.S. degree from Yale University and a M.S. degree and a M.B.A. degree from Stanford University.

      Oystein Larsen has served as a Director of SCM since October 1998. Mr. Larsen is currently Chief Representative and General Manager, China, for Conax AS, a company based in Norway engaged in the development and marketing of smart card-based systems for digital pay-TV, telecommunications and security. From October 1994 to January 2003, Mr. Larsen served as Chief Executive Officer of Conax AS. Mr. Larsen is also a director of a privately held electronic payment company in Norway. He holds an M.S. degree in engineering from the Institute Nationale Polytechnique in Grenoble.

      Ng Poh Chuan has served as a Director of SCM since June 1995. Mr. Ng is currently a Managing Director and Chairman of the Board of Global Team Technology Pte. Ltd., a manufacturer’s representative for computer products. From September 1994 through May 1997, Mr. Ng served as Director, Business Development at ICS, a contract manufacturing company and developer of communications products. Mr. Ng is also a director of several privately held companies. Mr. Ng holds a B.S. degree in engineering from the National University of Singapore.

Class II Directors whose Terms Expire in 2006

      Simon Turner has served as a Director of SCM since July 2000. In January 2002, Mr. Turner joined the Executive Committee of Dixons Stores Group in his capacity as Group Managing Director of the PC World Group, responsible for operations at PC World, PC World Business and Genesis Communications in the UK and PC City in Europe. From February 1999 to January 2002, Mr. Turner was Managing Director of PC World, a large UK reseller of PCs and PC-related equipment. From December 1996 to February 1999, Mr. Turner was Managing Director of Philips Consumer Electronics, UK and Ireland. Prior to that, he also served as Senior Vice President of Philips Media, Commercial Director of Belling and Company, and Group Marketing Manager at Philips Consumer Electronics. Mr. Turner holds a B.S. degree from the University of Surrey.

      Andrew Vought has served as a Director of SCM since March 1996. Since July 2003, Mr. Vought has served as Chief Executive Officer and Director of BroadLight, a privately held fabless semiconductor company supporting the optical network market, based in Israel. From September 2002 to February 2003, Mr. Vought was Chief Executive Officer of Pulsent Corporation, a digital video compression company. From May 1996 to September 2002, Mr. Vought held various executive positions, including Chief Financial Officer and Office of the President, Finance, Operations and Legal, at GlobespanVirata Corporation, a publicly trade communications semiconductor developer for the broadband industry. From January 1995 to May 1996, Mr. Vought was a Partner of Cheyenne Capital Corporation. Mr. Vought holds a B.S. degree and a B.A. degree from the University of Pennsylvania and an M.B.A. degree from Harvard University.

Other Continuing Executive Officers

      Colas Overkott, Executive Vice President, Sales and Marketing, joined SCM in November 2002. From May 2000 to October 2002, he was Chief Executive Officer and Director of Lysis, the Swiss-based global leader in software to enable pay-per-view and near-video-on-demand services. From February 1999 to May 2000, Mr. Overkott served as the founding Director of e-TF1, an Internet news subsidiary of TF1, a leading French communications services company. Previously, he held various management positions in sales, distribution and international development at TF1, most recently as Director of International Affairs and Development. He holds an MBA from ESSEC (Ecole Superieure des Sciences Economiques et Commerciales), France.

      Steven L. Moore, Chief Financial Officer, joined SCM in June 2003. From May 2003 to June 2003, he provided consulting services to SCM in connection with the sale and disposition of our Digital Media and Video business. From March 2000 to September 2002, Mr. Moore served as Vice President, finance at Virata Corporation, a publicly-traded communications semiconductor developer for the broadband industry which was subsequently acquired by GlobespanVirata. From March 1998 to March 2000, he was Chief Financial Officer at Health Systems Design Corporation, a Nasdaq-listed developer of claims administration software for health benefits administrators. Mr. Moore holds a bachelor’s degree in Economics from the University of Colorado.

      There are no family relationships among the directors or executive officers of SCM named above.

Vote Required and Recommendation of the Board of Directors

      At the Annual Meeting, the three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board of Directors. Abstentions and votes withheld from or against any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE THREE CLASS III DIRECTOR NOMINEES NAMED ABOVE
TO OUR BOARD OF DIRECTORS

MATTERS RELATING TO THE BOARD OF DIRECTORS

Board Meetings

      Our Board of Directors held a total of four physical and eight telephonic meetings during the year ended December 31, 2003. During 2003, none of the current directors attended fewer than 75% of the total number of meetings of the Board of Directors held during the period for which he served as a director and the total number of meetings held by the committees of the Board of Directors on which he served during the period for which he served as a director, except for Mr. Larsen, who attended 33% of such meetings held. Following each physical Board of Directors meeting, the Board meets without Company management present to address any issues it believes appropriate.

Board Independence

      The Board of Directors has determined that each of its current non-employee directors, including all directors standing for re-election, is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, with the exception of Andrew Vought. Mr. Vought received compensation of $98,000 in 2003 in connection with his services related to the sale and divestiture of our Digital Media and Video business, and thus is not considered independent under the Nasdaq rules.

Board Committees

      The Board of Directors has Audit, Compensation and Nominating Committees. Each committee has a written charter, which is available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com. All members of the committees are appointed by the Board of Directors and are non-employee directors. The following describes each committee, its function, its current membership and the number of meetings held during 2003.

Audit Committee

      The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Board of Directors adopted a revised written charter for the Audit Committee in April 2004, which is attached to this proxy statement as Annex A. The Audit Committee is currently comprised of Messrs. Hultzsch, Ng, Turner and Vought. In April 2003, the Board of Directors determined Mr. Vought to be an audit committee financial expert, as such term is defined under applicable federal securities laws, and appointed him as chairman of the Audit Committee. During 2003, Mr. Vought performed consulting services for the Company related to the sale and divestiture of our Digital Media and Video business, for which he was paid $98,000. As a consequence of these payments, Mr. Vought is no longer considered to be independent of the Company as defined under the NASDAQ Stock Market, Inc. director independence standards. Therefore, he has tendered his resignation as chairman of the Audit Committee, effective April 27, 2004, at which time the Board of Directors will appoint a new chairman. As permitted under Nasdaq rules, one director who is not independent may be appointed to the Audit Committee under exceptional and limited circumstances, if the Board determines this to be in the best interests of the Company and its stockholders. The Board has determined that the sale and divestiture of our Digital Media and Video business was an exceptional and limited event and that it is the best interests of the Company and our stockholders that Mr. Vought continue as a member of the Board and of the Audit Committee. With the exception of Mr. Vought, each member of the Audit Committee is independent as defined under the NASDAQ Stock Market, Inc. director independence standards. The Audit Committee held eight meetings in 2003. The Audit Committee Report is included herein on page 18.

Compensation Committee

      The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and the compensation to be provided to the Chief Executive Officer, his direct reports, and the directors of SCM. The Compensation Committee is currently comprised of Messrs. Cubero, Turner and Vought, and Mr. Turner has been appointed chairman of the committee. Each member of the Compensation Committee is independent as defined under the NASDAQ Stock Market, Inc. director independence standards, with the exception of Mr. Vought as described under “Audit Committee” above. The Compensation Committee held six meetings during 2003. The Compensation Committee Report is included herein on page 15.

Nominating Committee

      The Board of Directors established a Nominating Committee on February 4, 2004 to assist in identifying individuals qualified to become members of the Board of Directors. A written charter of the Nominating Committee was adopted by the Board of Directors in April 2004 and is available on our website at www.scmmicro.com. Mssrs. Hultzsch, Humphreys and Turner serve on the Nominating Committee and Mr. Humphreys is chairman. Each of the members of the Nominating Committee is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards. As it had not yet been formed, the Nominating Committee held no meetings during 2003. It did, however, meet in March of 2004 to review and affirm the qualifications of the Class III Directors.

Identification and Evaluation of Nominees for Directors

      Under its charter, the Nominating Committee will continue to develop and recommend to the Board criteria for identifying and evaluating director candidates and establish a procedure for consideration of Board candidates recommended by the Company’s Stockholders. The Nominating Committee periodically assesses the appropriate size of the Board, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee identifies and evaluates potential candidates at special meetings of the Nominating Committee, which can take place at any point during the year. The Nominating Committee has not at this time established minimum qualifications that would apply to all candidates. In evaluating candidates, the Nominating Committee considers a candidate’s work experience related to the Company’s business, general professional experience, and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board. When evaluating existing directors who are nominated for re-election, the Nominating Committee also considers candidates’ past board and committee meeting attendance and participation.

Code of Conduct and Ethics

      The Board of Directors has adopted a Code of Conduct and Ethics for all SCM Microsystems employees and members of our Board of Directors, including our Chief Executive Officer, Chief Financial Officer, Controller and any other principal accounting officer. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor Relations section of our website, which is www.scmmicro.com.

Director Compensation

      Each non-employee member of our Board of Directors receives an annual fee of $10,000, except for the chairman, who receives an annual fee of $20,000. In addition, each non-employee director receives $1,000 for each Board meeting attended in person for his services as director, as well as reimbursement of travel expenses associated with such Board meetings or associated committee meetings. Beginning in 2003, each non-employee member of SCM’s Compensation and Nomination Committees, any other committee that may be formed with the exception of the Audit Committee, receives an annual fee of $2,000 for such participation, with the exception of the Chairman of each committee, who receives an annual fee of $4,000. Beginning in 2003, each member of the Audit Committee receives an annual fee of $5,000 for participation on the committee, with the exception of the Chairman of the committee, who receives an annual fee of $10,000.

      Currently, two non-employee members of our Board of Directors also serve on our Advisory Board, which meets on a quarterly basis to review and provide feedback on our new and existing products, marketing issues and a variety of other issues. Members of our Board of Directors who also serve on the Advisory Board are paid an additional annual retainer of $2,000.

      A total of 210,000 shares of Common Stock have been reserved for issuance under SCM’s 1997 Director Option Plan (“The Director Plan”). The Director Plan provides that the number of shares of our Common Stock reserved for issuance under the Director Plan will be increased on each anniversary date of adoption of the Director Plan, in an amount equal to the total number of shares underlying the options granted in the immediately preceding year or such lesser amount, as may be determined by the Board of Directors. Each non-employee director was granted an initial option to purchase 5,000 shares of Common Stock upon the effective date of the Director Plan. Each person who becomes or became a non-employee director after that date has been granted or will automatically be granted an initial option to purchase 10,000 shares of Common Stock. In addition, each non-employee director has been granted and will automatically be granted an annual option to purchase an additional 5,000 shares of Common Stock under the Director Plan on the date of each Annual Meeting of Stockholders, unless such director has not been serving as a non-employee director for at least six months. All such options have an exercise price equal to the fair market value of the Common Stock at the date of grant, have a term of ten years and vest monthly over one year from the date of grant. Options granted under the Director Plan are not transferable unless approved by the Board of Directors. SCM’s Director Plan will terminate in 2007.

Communication with the Board of Directors

      Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by sending an email to ir@scmmicro.com or by writing to us at SCM Microsystems, Inc., 466 Kato Terrace, Fremont, California 94539, Attention: Investor Relations. Investor Relations will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Investor Relations has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Stockholder Meetings

      We do not have a policy regarding director attendance at stockholder meetings. No directors attended the 2003 Annual Meeting of Stockholders.

Advisory Board

      The Advisory Board was created in January 2003 to provide feedback regarding new and existing products, marketing issues and a variety of other issues. The Advisory Board currently consists of seven members, two of whom are officers of SCM, two of whom are members of our Board of Directors and three of whom are industry experts who are neither employees nor directors of our Company. The members of our Board of Directors who serve on the Advisory Board do so in their capacity as members of our Board of Directors. These directors help oversee and direct the Advisory Board and help communicate the Advisory Board’s conclusions and recommendations to our Board of Directors. The Advisory Board operates at the discretion of the Chairman of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

      The table below sets forth certain information as of April 15, 2004 with respect to the beneficial ownership of our Common Stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our directors;

•	each of the Named Executive Officers (as defined below); and

•	all of our directors and executive officers as a group.

      Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in this table have sole voting and investment power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 15,967,339 shares of Common Stock outstanding as of April 15, 2004.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

	Shares Beneficially
	Owned

Name of Beneficial Owner	Number	Percent

Dimensional Fund Advisors, Inc.(1)	819,229	5.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, Calif., 90401
Robert Schneider(2)	668,755	4.1
Mladen Filipan(3)	97,386	*
Steven Humphreys(4)	70,894	*
Oystein Larsen(5)	34,583	*
Ng Poh Chuan(6)	29,583	*
Andrew Vought(7)	25,583	*
Simon Turner(8)	24,658	*
Colas Overkott(9)	23,833	*
Manuel Cubero(10)	14,583	*
Hagen Hultzsch(11)	14,583	*
Andrew Warner	1,496	*
Steven L. Moore	—	*
All directors and executive officers as a group (12 persons)(12)	1,005,937	6.1%

*	Less than one percent.

(1)	Based solely on information contained in a Schedule 13G filed on February 6, 2004.

(2)	Includes (i) 13,510 shares held by Robert Schneider’s wife, Ursula Schneider, (ii) options to purchase 2,500 shares of Common Stock exercisable within 60 days of April 15, 2004 held by Ursula Schneider, and (iii) options to purchase 202,811 shares of Common Stock exercisable within 60 days of April 15, 2004 held by Robert Schneider.

(3)	Includes (i) 47,803 shares held indirectly through Filipan Beheer, BV, and (ii) options to purchase 49,583 shares of Common Stock exercisable within 60 days of April 15, 2004.

(4)	Includes options to purchase 59,394 shares of Common Stock exercisable within 60 days of April 15, 2004.

(5)	Includes options to purchase 34,583 shares of Common Stock exercisable within 60 days of April 15, 2004.

(6)	Includes options to purchase 29,583 shares of Common Stock exercisable within 60 days of April 15, 2004.

(7)	Includes options to purchase 24,583 shares of Common Stock exercisable within 60 days of April 15, 2004.

(8)	Includes options to purchase 24,583 shares of Common Stock exercisable within 60 days of April 15, 2004.

(9)	Includes options to purchase 23,333 shares of Common Stock exercisable within 60 days of April 15, 2004.

(10)	Consists of options to purchase 14,583 shares of Common Stock exercisable within 60 days of April 15, 2004.

(11)	Consists of options to purchase 14,583 shares of Common Stock exercisable within 60 days of April 15, 2004.

(12)	Includes options to purchase 480,119 shares of Common Stock exercisable within 60 days of April 15, 2004 that may be deemed to be beneficially owned by our directors and certain executive officers. These shares are shown as being held by our directors and officers for purposes of this table only.

Section 16(a) Beneficial Ownership Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, or 10% stockholders, to file certain reports of ownership with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the Commission’s rules and regulations to provide us with copies of all forms that they file under Section 16(a) of the Exchange Act.

      Based solely on our review of copies of such forms received by us, or on written representations from reporting persons, we believe that, during the period from January 1, 2003 to December 31, 2003, our executive officers, directors and 10% stockholders filed all required reports under Section 16(a) of the Exchange Act on a timely basis.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

      The following table sets forth all compensation awarded to, earned by, or paid to SCM’s Chief Executive Officer and SCM’s other executive officers (collectively, the “Named Executive Officers”) for services rendered to SCM in all capacities during the years ended December 31, 2001, 2002 and 2003.

				Long-Term
				Compensation
	Annual Compensation			Securities	All Other
				Underlying	Compensation
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Options(#)	($)

Robert Schneider(2)	2003	$272,063	$22,209	15,601	N/A
Chief Executive Officer and Managing	2002	219,961	78,291	—	N/A
Director of German subsidiary	2001	210,000	75,000	49,604	N/A
Steven L. Moore(3)	2003	89,308	12,375	75,000	$62,928
Chief Financial Officer and Secretary
Colas Overkott(4)	2003	222,092	33,147	70,000	11,075
Executive Vice President, Sales and	2002	31,068	6,214	—	N/A
Marketing
Andrew Warner(5)	2003	98,615	115,000	9,976	305,355
Vice President, Finance, Chief Financial	2002	212,000	34,000	—	N/A
Officer and President SCM US	2001	212,000	45,000	37,250	N/A
Mladen Filipan(6)	2003	138,736	16,365	8,750	555,147
Executive Vice President, PC Security	2002	180,488	32,037	—	12,528
	2001	170,000	15,000	70,000	N/A

(1)	Other than as set forth below, SCM currently does not have any other executive officers.

(2)	During 2003 and 2002, Mr. Schneider was paid in local currency, which is the Euro. In 2003, Mr. Schneider was paid a base salary of €245,000 and a bonus of €20,000, and in 2002 Mr. Schneider was paid a base salary of €236,000 and a bonus of €84,000. Due to fluctuations in exchange rates during 2003 and 2002, Mr. Schneider’s salary and bonus amounts in U.S. dollars varied from month to month during the respective years. The salary and bonus amounts shown above in dollars were derived using an average exchange rate of $1.11046 per Euro in 2003 and $0.93204 per Euro in 2002.

(3)	Mr. Moore joined us in June 2003, and therefore the amounts shown for 2003 do not reflect an entire year. From March 2003 to June 2003, Mr. Moore provided consulting services to the Company related to the sale and divestiture of our Digital Media and Video business. Consulting fees and related expenses paid to Mr. Moore by the Company for these services are shown in Other Compensation.

(4)	Mr. Overkott joined us in November 2002, and therefore the amounts shown for 2002 do not reflect an entire year. During 2003 and 2002, Mr. Overkott was paid in local currency, which is the Euro. In 2003, Mr. Overkott was paid a base salary of €200,000 and a bonus of €29,850, and in 2002 Mr. Overkott was paid a prorated base salary of €33,333 and a bonus of €6,667. In 2003, Mr. Overkott was also paid a car allowance of €5,773 and a household allowance of €4,200. Due to fluctuations in exchange rates during 2003 and 2002, Mr. Overkott’s salary, bonus and Other Compensation amounts in U.S. dollars varied from month to month during the respective years. The salary, bonus and other compensation amounts shown above in dollars were derived using an average exchange rate of $1.11046 per Euro in 2003 and $0.93204 per Euro in 2002.

(5)	Mr. Warner left the company in June 2003, and therefore the amounts shown for 2003 do not reflect an entire year. During 2003, Mr. Warner’s Other Compensation included severance of $251,000, vacation accrual of $46,970 and auto allowance of $7,385. Options granted to Mr. Warner in 2003 were cancelled following his departure from the Company.

(6)	Mr. Filipan left the company in September 2003, and therefore the amounts shown for 2003 do not reflect an entire year. During 2003 and 2002, Mr. Filipan was paid in local currency, which is the Euro. In 2003,

Mr. Filipan was paid a prorated base salary of €124,936 and a bonus of €14,737, and in 2002 Mr. Filipan was paid a base salary of €193,648 and a bonus of €34,373. In 2003, Mr. Filipan also was paid Other Compensation including severance of €397,213, vacation accrual of €23,821, transition bonus of €18,931 and pension accrual of €59,960. During 2002, Mr. Filipan was paid a car allowance of €13,442. Due to fluctuations in exchange rates during 2003 and 2002, Mr. Filipan’s salary, bonus and other compensation amounts in U.S. dollars varied from month to month during the respective years. The salary, bonus and Other Compensation amounts shown above in dollars were derived using an average exchange rate of $1.11046 per Euro in 2003 and $0.93204 per Euro in 2002.

Summary of Stock Option Grants

      The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted during 2003.

					Potential Realizable Value
		Percent of			at Assumed Annual Rates
	Number of	Total			of Stock Price
	Securities	Options	Exercise		Appreciation for Option
	Underlying	Granted to	or Base		Term(1)
	Options	Employees	Price Per	Expiration
Name	Granted	in 2003	Share	Date	5%	10%

Robert Schneider(2)	15,601	2.4%	$3.31	4/16/2013	$32,476	$82,300
Steven L. Moore(3)	75,000	11.5%	$8.72	10/14/2013	$411,297	$1,042,308
Colas Overkott(3)	70,000	10.7%	$3.87	1/29/2013	$170,368	$431,745
Andrew Warner (2)(4)	9,976	1.5%	$3.31	6/30/2003	$20,766	$52,626
Mladen Filipan(2)	8,750	1.3%	$3.31	4/16/2013	$18,214	$46,159

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent SCM’s estimate or projection of SCM’s future Common Stock prices. The actual value realized may be greater or less than the potential realizable values set forth in the table.

(2)	The option grants presented above vest as to 1/12th per month commencing on the fourth anniversary of the vesting commencing date.

(3)	The option grants presented above vest as to 1/4th of the shares one year from the date of grant, and 1/48th of the shares per month over the next 36 months.

(4)	Mr. Warner’s options were cancelled following his departure from the Company in June 2003.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options in the last fiscal year and the year-end value of unexercised options as of December 31, 2003:

					Value of Unexercised
			Number of Securities Underlying		In-the-Money Options
	Shares		Unexercised Options at Year-End:		at Year-End(1):
	Acquired on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable(2)	Exercisable	Unexercisable

Robert Schneider	—	—	202,811	77,205	$14,625	$68,800
Steven L. Moore	—	—	—	75,000	—	—
Colas Overkott	—	—	—	70,000	—	$269,500
Andrew Warner(3)	13,331	$22,450	—	—	—	—
Mladen Filipan	—	—	42,291	36,459	—	$38,588

(1)	Calculated by taking the difference between the $7.72 fair market value of a share of SCM Common Stock as of December 31, 2003 and the exercise price of each in-the-money option and multiplying that difference by the number of shares underlying such option.

(2)	Options indicated as “Exercisable” are those options which were both vested and exercisable as of December 31, 2003. All other options are indicated as “Unexercisable.”

(3)	Mr. Warner’s options were cancelled following his departure from the Company in June 2003.

Equity Compensation Plan Information

      The following table summarizes information as of December 31, 2003, about our Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including our 1997 Stock Plan, Director Plan, 1997 Employee Stock Purchase Plan (“the Employee Stock Purchase Plan”) and 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”).

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
	Number of Securities to Be		Future Issuance Under
	Issued upon Exercise of	Weighted-Average Exercise	Equity Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a)

Equity compensation plans approved by stockholders(1)	2,686,980	$23.00	3,217,160
Equity compensation plans not approved by security holders(2)	264,364	$3.7463	485,636
Total(3)	2,951,344	$21.2792	3,702,796 (4)

(1)	Equity plans approved by stockholders consist of the 1997 Stock Plan, the Director Plan and the Employee Stock Purchase Plan.

(2)	Equity plans not approved by stockholders consist of the Nonstatutory Plan.

(3)	Does not include options to purchase an aggregate of 28,515 shares of Common Stock, 19,311 of which were awarded under Dazzle Multimedia plans prior to SCM’s acquisition of Dazzle Multimedia in 2000 and 9,204 of which were awarded under Shuttle Technologies plans prior to SCM’s acquisition of Shuttle Technologies in 1998. These options have a weighted average exercise price of $10.62 and were granted under plans assumed in connection with transactions under which no additional options may be granted.

(4)	Includes securities available under the following plans that have formulas for determining the amount of securities available for issuance each year: 1) the 1997 Stock Plan, under which the maximum aggregate amount which may be optioned and sold increases on each anniversary date of the adoption of the Plan by an amount equal to the lesser of (i) 500,000 Shares, (ii) 4.9% of the outstanding shares on such date or (iii) a lesser amount determined by the Board; 2) the Director Plan, under which the maximum aggregate amount which may be optioned and sold increases on July 1 of each year by an amount equal to (i) the optioned stock underlying options granted in the immediately preceding year, or (ii) a lesser amount determined by the Board; and 3) the Employee Stock Purchase Plan, under which the maximum amount available increases on each anniversary date of the adoption of the Plan by an amount equal to the lesser or (i) 150,000 shares, (ii) 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board.

Material Features of Plans Not Approved by Stockholders

      Under the Nonstatutory Plan, non-qualified stock options may be granted to employees, including officers of the Company, and to non-employee consultants. The plan’s administrators may set the terms for each option grant made under the plan, including the rate of vesting, allowable exercise dates and the option term of such options granted. In general, the exercise price of a stock option under the Nonstatutory Plan shall be equal to the fair market value of the Company’s Common Stock on the date of grant. However, the Board of Directors or its appointed committee may, at its discretion, reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. 750,000 shares are reserved for issuance under the Nonstatutory Plan, and options for 264,364 shares have been granted under the plan to date.

Employment Contracts

      We pay the salary of Mr. Schneider through SCM Microsystems GmbH, our German subsidiary. Our German subsidiary has entered into an employment agreement with Mr. Schneider pursuant to which he serves as a Managing Director of the subsidiary. The agreement continues for an indefinite term and each party may terminate the agreement at any time with six months notice. Furthermore, he is subject to a non-compete provision for a period of one year after the termination of employment.

      We have entered into an employment contract with Mr. Moore that continues for an indefinite term. Under the agreement, if SCM were to terminate Mr. Moore without cause, the Company would then continue Mr. Moore’s then-current salary for a 12-month period, provided that Mr. Moore signed a standard severance agreement and release and agreed to provide consulting services to the Company for the 12-month period.

      We have also entered into an employment contract with Mr. Overkott that continues for an indefinite term. Under the agreement, if SCM were to terminate Mr. Overkott without cause, the Company would pay Mr. Overkott severance equal to one month then-current salary per year of service to the Company.

Compensation Committee Interlocks and Insider Participation

      No interlocking relationship exists between SCM’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other publicly traded company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

      Oystein Larsen, a member of our Board of Directors, serves as Executive Vice President of Conax AS, a company that is engaged in the development and provisioning of smart-card based systems and purchases Security products from us. In 2003, the aggregate amount purchased did not exceed 5% of either our or Conax AS’s revenues. At March 31, 2004, SCM had an accounts receivable of approximately $160,000 due from Conax AS. The largest amount outstanding from Conax AS due the Company since January 1, 2003 was approximately $174,000. These accounts receivable amounts do not bear interest. Mr. Larsen is not directly compensated for revenue transactions between the two companies.

      Steven Humphreys, our Chairman, served from October 2001 to October 2003 as Chairman and Chief Executive Officer of ActivCard Corporation, a digital identity management software company that purchases Security products from us. In 2003, the aggregate amount purchased did not exceed 5% of either our or ActivCard’s revenues. At March 31, 2004, there were no accounts receivable amounts due from ActivCard. The largest amount outstanding from ActivCard due the Company since January 1, 2003 was approximately $1.5 million. Mr. Humphreys is not directly compensated for revenue transactions between the two companies.

      In August 2003, the Company completed the sale of our retail digital media reader business to Zio Corporation, a company based in California that had been formed by Andrew Warner, our former Chief Financial Officer. The agreement with Zio Corporation includes provisions for distributing existing inventories of the Company’s digital media readers, with the Company being reimbursed for product per agreed terms in the sales agreement. At March 31, 2004, SCM had accounts receivable of approximately $46,000 due from Zio Corporation. As of March 31, 2004, SCM has recognized no revenue from sales to Zio Corporation. The largest amount outstanding from Zio due the Company since August 1, 2003 was approximately $2.5 million. Mr. Warner is not directly compensated for revenue transactions between the two companies.

      During 2002, the Company discontinued sales of media and storage products as part of the announced separation of our Digital Media and Video division. This discontinuation included the sale of on hand media and storage inventory to Pexagon, a company based in Connecticut. SCM recognized no revenue from these sales. Brian Campbell, a former vice president and executive officer of the Company who left the Company in

June 2003, is the majority shareholder of Pexagon. At March 31, 2004, SCM had accounts receivable of $84,305 due from Pexagon. The largest amount outstanding from Pexagon due the Company since January 1, 2003 was approximately $3.3 million. SCM and Pexagon continue to have an ongoing trading relationship.

      During 2003, Andrew Vought, a member of our Board of Directors, was paid $98,000 for consulting services provided to the Company related to the sale and divestiture of our Digital Media and Video business.

      Prior to his engagement as our Chief Financial Officer in June 2003, Steven L. Moore provided consulting services to the Company related to the sale and divestiture of our Digital Media and Video business, for which he was paid $68,928 in consulting fees and related expenses.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF

DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and the compensation to be provided to our executive officers and directors. The following is the report of the Compensation Committee describing the compensation policies applicable to the compensation of our executive officers and directors for their services to SCM during 2003.

      Compensation Philosophy. Our philosophy in setting our compensation policies for executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement;

•	maintain a portion of the executive total compensation at risk, with payment of that portion tied to achievement of financial, organizational and management performance goals; and

•	encourage executives to manage from the perspective of owners with an equity stake in SCM.

      The Compensation Committee currently uses salary, incentive bonuses and stock options to meet these goals.

      Base Salary. The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. The Compensation Committee reviewed and made modifications to fiscal 2003 base salaries for the Chief Executive Officer and other executive officers at the beginning of fiscal 2003. In establishing base salaries of executive officers, the Compensation Committee evaluates each executive’s salary history, scope of responsibility, prior experience, past performance for us and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies in our industry, based on each individual Committee member’s industry experience. In reviewing and setting base salaries for executive officers, the Compensation Committee focused on each executive’s historical salary level, which in most instances was based upon the date on which the executive was hired by us, the executive’s prior performance with us and expected contribution to our future success. In making its salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

      Incentive Bonuses. Each executive officer’s annual bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to performance targets. In addition, incentive bonuses for executive officers are intended to reflect the Compensation Committee’s belief that the compensation of each executive officer should be contingent upon our overall performance. To carry out this philosophy, our Board of Directors reviews and approves the financial goals for the fiscal year. The Compensation Committee evaluates our overall performance and approves performance bonuses based on the extent to which the goals of the Board of Directors have been achieved.

      Equity Incentives. The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. The Company provides long-term incentives to its Chief Executive Officer and its other executive officers through its 1997 Stock Plan. The purpose of the 1997 Stock Plan is to attract and retain the best employee talent available and to create a direct link between compensation and our long-term performance. The Compensation Committee believes that stock options directly motivate its executive officers to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our Common Stock on the date of grant. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. During 2003, SCM granted new stock options to our executive officers.

      CEO Compensation. The compensation of Mr. Schneider, our Chief Executive Officer, consists of base salary, an annual bonus and stock options. The Board of Directors periodically reviews the CEO’s base salary and bonus and revises his compensation based on the Board’s overall evaluation of his performance toward the achievement of the Company’s financial, strategic and other goals, with consideration given to his length of service and to comparative chief executive officer compensation information. The Compensation Committee believes that the Company’s success is dependent in part upon the efforts of its Chief Executive Officer. During fiscal 2003, the Compensation Committee increased Mr. Schneider’s base salary from €236,000 to €245,000, which was the equivalent of approximately $272,000 based on average exchange rates during 2003. The committee also awarded Mr. Schneider an incentive bonus of €20,000, which was the equivalent of approximately $22,209 based on average exchange rates during, based on SCM’s financial and operational performance during 2003. (Please see footnote 2 to the table included in “Executive Compensation — Summary of Executive Compensation” for more information regarding Mr. Schneider’s salary and bonus.) During fiscal 2003, SCM granted new stock options to Mr. Schneider.

      Non-employee Director, Committee and Advisory Board Compensation. In January 2003, the Compensation Committee recommended a compensation scheme for non-employee members of SCM’s Board of Directors and its committees and for members of SCM’s Advisory Board, based on comparison with U.S. companies of a similar size as SCM in the electronics and new technology sectors. This compensation scheme was approved by the Board of Directors and is the basis for fees as described under “Director Compensation.”

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Simon Turner, Chairman
Manuel Cubero
Andrew Vought

PERFORMANCE GRAPH

      The following Performance Graph compares the cumulative total return to stockholders of our Common Stock since December 31, 1998, to the cumulative total return over such period of (i) the Standard & Poor’s 500 Stock Index, (ii) the S&P Small Cap 600 Index, (iii) the RDG Technology Index, and (iv) the Nasdaq National Market index. The Performance Graph assumes that $100 was invested on December 31, 1998 in our Common Stock and in each of the comparative indices. The Performance Graph further assumes that such amount was initially invested in our Common Stock at a price of $71.06 per share, the closing price on December 31, 1998.

      Our historic stock price performance is not necessarily indicative of future stock price performance. The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any existing or future filing by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that we specifically incorporate such information by reference into any such filing.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG SCM MICROSYSTEMS, INC., THE S & P 500 INDEX, THE S&P SMALL CAP 600 INDEX, THE RDG TECHNOLOGY INDEX AND THE NASDAQ NATIONAL MARKET INDEX

					Nasdaq
Measurement Period	SCM		S&P Small	RDG	National
(Fiscal Year Covered)	Microsystems	S & P 500	Cap 600	Technology	Market

Dec-98	100	100	100	100	100
Dec-99	90	121	112	158	191
Dec-00	46	110	126	117	128
Dec-01	21	97	134	104	70
Dec-02	6	76	114	77	65
Dec-03	11	97	159	104	91

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Audit Committee manages SCM’s relationship with our independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, and in addition the Audit Committee has the authority to receive appropriate funding, as determined by the Audit Committee, from SCM for such advice and assistance.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”).

      The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (“Independence Discussion with Audit Committees”) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

      In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent accountants, which, in their report, express an opinion on the conformity of the Company’s annual consolidated financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements for the Company for the three years ended December 31, 2003 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

Andrew Vought, Chairman
Hagen Hultzsch
Ng Poh Chuan
Simon Turner

FEES BILLED TO COMPANY BY DELOITTE & TOUCHE LLP

DURING FISCAL 2003 AND 2002

	2003	2002

Audit Fees	$740,000	$761,000
Audit-related Fees	97,000	715,000
Tax Planning, Compliance and Preparation Fees	105,000	252,000
Tax Advisory and Consulting Fees	109,000	226,000
All Other Fees	7,500	—

Total	$1,058,500	$1,954,000

      Audit Fees. Include fees associated with the audit and review of our annual financial statements included in our Annual Report on Form 10-K, reviews of those financial statements included in our quarterly reports on Form 10-Q and statutory audits.

      Audit-related Fees. Principally include fees for the audits of subsidiaries for the intended separation of our Digital Media and Video division, acquisition due diligence procedures, registration statements and consultations on accounting and auditing matters.

      Tax Planning, Compliance and Preparation Fees. Include assistance with preparation of federal, state and foreign tax returns, tax compliance and tax planning.

      Tax Advisory and Consulting Fees. Principally include tax consulting with regard to the separation and disposition of our Digital Media and Video businesses, as well as other tax consultations.

      All Other Fees. Include Sarbanes-Oxley consultation and training.

      The Audit Committee of our Board of Directors has determined that the provision of audit and non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche as our independent auditors. The Audit Committee is required to approve the engagement of and engages Deloitte & Touche LLP to perform audit and other services for the Company and its subsidiaries. During the third quarter of 2002, the Company instituted procedures for the pre-approval by the Audit Committee (or its Chairman) of all services provided by Deloitte & Touche LLP.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

      Our Audit Committee has appointed Deloitte & Touche LLP, independent accountants, to audit our financial statements for the current year ending December 31, 2004. Deloitte & Touche LLP has audited our consolidated financial statements since 1999. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as independent accountants to audit our financial statements for the current fiscal year ending December 31, 2004. We expect that a representative of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.

      Stockholder ratification of the selection of Deloitte & Touche LLP as our independent public accountants is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment of Deloitte & Touche LLP as independent accountants to audit our financial statements for the current year ending December 31, 2004, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required and Recommendation of the Board of Directors

      The affirmative vote of the holders of a majority of the Votes Cast (as defined under “Voting Procedures” on page 1 hereof) will be required to approve the proposed ratification of Deloitte & Touche LLP, independent accountants, to audit our financial statements for the current year ending December 31, 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2004

OTHER MATTERS

      We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

SCM MICROSYSTEMS, INC.

STEVEN L. MOORE
Secretary

Fremont, California

April 20, 2004

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF
SCM MICROSYSTEMS, INC.

Purpose:

      The purpose of the Audit Committee of the Board of Directors of SCM Microsystems, Inc. and its subsidiaries (the “Company”) shall be: to make such examinations as are necessary to monitor (i) the Company’s system of internal controls, (ii) the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, and (iv) the independent auditor’s qualifications, independence and performance; to provide the Company’s Board of Directors with the results of its examinations and recommendations derived therefrom; to prepare the report that the rules and regulations of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement; to outline to the Board of Directors improvements made, or to be made, in internal accounting controls; to appoint independent auditors to audit the Company’s financial statements; and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director’s attention.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

Membership:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, one of whom shall be designated by the Board of Directors as the chairperson to the Audit Committee, meeting the following criteria:

1. Each member will be an independent director, as defined in (i) NASDAQ Rule 4200(a)(15) and (ii) Section 10A(m)(3) of the Securities Exchange Act, as amended, and (iii) the rules and regulations of the SEC (the “SEC Rules”); and

2. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

3. No member shall have participated in the preparation of the financial statements of the Company at any time during the past three years; and

4. At least one member will qualify as an audit committee financial expert, under NASDAQ and SEC Rules and regulations. Notwithstanding the foregoing, one director who does not meet the definition of an independent director under paragraph 1 above may serve on the Audit Committee if the required determination and other requirements of NASD Rule 4350(d)(2)(B) are complied with.

Responsibilities:

      The responsibilities of the Audit Committee shall include:

      Reviewing on a continuing basis the adequacy of the Company’s system of internal controls;

      Reviewing and managing the external audit and the Company’s relationship with its independent auditors by:

selecting the independent auditors;

reviewing the independent auditors’ fee arrangements, proposed audit scope and approach; and

pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible).

      In this regard, the Audit Committee shall be directly responsible, in its capacity as a committee of the Board of Directors, for (i) the hiring and firing of the independent auditors, (ii) approving all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors, and (iii) oversight of the work of the independent auditors. The Audit Committee may elect to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting;

      Reviewing the performance of the Company’s independent auditors and determining whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis;

      Overseeing the independence of the Company’s independent auditors by, among other things:

requiring the independent auditors to deliver to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company and any other relationships which may impact independence and presenting this statement to the Board;

actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself with regard to the auditors’ independence;

reviewing the independent auditors’ peer review conducted every three years;

discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in Statement of Accounting Standards (“SAS”) No. 61, as may be modified or supplemented; and

reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

      Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

      Reviewing with management and the Company’s independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filings with the SEC or other regulatory body;

      Reviewing before release, and recommending to the Board of Directors for inclusion in the Company’s annual report on Form 10-K, the audited financial statements and Management’s Discussion and Analysis (“MD&A”) of Financial Condition and Results of Operations;

      Ensuring that the Company’s independent auditors review the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

      Reviewing with management and the independent auditors the Company’s interim financial statements and the related MD&A included in Quarterly Reports on Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements;

      Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

      Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of auditor’s services and audit committee members and activities;

      Reviewing before release the disclosure regarding the Company’s system of accounting and internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

      Overseeing the Company’s compliance systems with respect to legal and regulatory requirements, and reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

      Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

      Receiving periodic reports from the Company’s independent auditors and management of the Company to review the selection, application and disclosure of the Company’s significant accounting policies and to assess the impact of other financial reporting developments that may have a bearing on the Company, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained SAS No. 50 letters;

      Reviewing with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements;

      Reviewing with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies;

      Reviewing the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor;

      Recommending to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account;

      Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

      Reviewing the Company’s policies relating to the avoidance of conflicts of interest and reviewing past or proposed transactions between the Company, members of the Board and management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Audit Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

      Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments;

      Reviewing the Company’s compliance with employee benefit plans;

      Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

      If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

      Securing independent expert advice, including retaining independent counsel, accountants, consultants or others, to assist the Audit Committee in fulfilling its duties and responsibilities;

      Reviewing related party transactions for potential conflicts of interest;

      Meeting at least quarterly with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions;

      Establishing and maintaining free and open means of communication between and among the Board, the Audit Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Audit Committee;

      Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

      Reviewing its own structure, processes and membership requirements;

      Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A; and

      Providing for appropriate funding, as determined by the Audit Committee and at the expense of the Company, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee; and

      Performing other oversight functions as requested or delegated by the full Board of Directors.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

Meetings:

      The Audit Committee will meet as often as it determines, but not less frequently than once quarterly. The Audit Committee, in its discretion, will ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet periodically in separate executive session with the independent auditors as well as any internal auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

Minutes:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

SCM MICROSYSTEMS, INC.

PROXY FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of SCM MICROSYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of 2004 Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2004, and hereby appoints Steven Humphreys and Steven L. Moore, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders to be held at SCM corporate headquarters, 466 Kato Terrace, Fremont, California 94539, on June 16, 2004 at 10:00 a.m. local time, and any adjournment(s) and postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat if then and there personally present, on the matters in the manner set forth below:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

[SEE REVERSE SIDE]

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

		FOR all nominees listed below (except as indicated)	WITHHOLD authority to vote for the nominees listed below
1.	Proposal by management to elect the following three nominees as members of our Board of Directors	☐	☐	2.	Proposal by management to ratify the appointment of Deloitte & Touche LLP as independent public accountants for SCM’s fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES: Manuel Cubero, Hagen Hultzsch and Robert Schneider

INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH SUCH NOMINEE’S NAME ON THE LIST ABOVE.

				In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.

				THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE THREE LISTED NOMINEES FOR ELECTION AS DIRECTORS AND TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2004.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

SIGNATURE(S)	DATE

NOTE: THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

VOTE YOUR PROXY OVER
THE INTERNET OR BY TELEPHONE!
It’s fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by choosing either option, you help SCM Microsystems reduce postage and proxy tabulation costs.

OPTION 1: VOTE OVER THE INTERNET

1.	Read the accompanying Proxy Statement.
2.	Have your 12-digit control number located on your voting ballot available.
3.	Point your browser to http://www.proxyvote.com.
4.	Follow the instructions to cast your vote.

OPTION 2: VOTE BY TELEPHONE

1.	Read the accompanying Proxy Statement.
2.	Have your 12-digit control number located on your voting ballot available.
3.	Using a touch-tone phone, call the toll-free number shown on the voting ballot.
4.	Follow the recorded instructions.

YOUR VOTE IS IMPORTANT
Using the Internet or telephone, you can vote anytime, 24 hours a day. Or if you prefer, you can return the enclosed paper ballot in the envelope provided.
Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.